EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS OF

TOTAL NUTRACEUTICAL SOLUTIONS, INC.

(a Nevada Corporation)

TABLE OF CONTENTS

Page

ARTICLE I – CORPORATE OFFICES

1

1.1

REGISTERED AGENT

1

1.2

OTHER OFFICES

1

ARTICLE II - MEETINGS OF STOCKHOLDERS

1

2.1

PLACE OF MEETINGS, ANNUAL MEETING

1

2.2

SPECIAL MEETING

1

2.3

NOTICE OF STOCKHOLDERS' MEETINGS

1

2.4

MANNER OF GIVING NOTICE

1

2.5

QUORUM

2

2.6

ADJOURNED MEETING; NOTICE

2

2.7

VOTING

2

2.8

WAIVER OF NOTICE

3

2.9

RECORD DATE

2.10

STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A

MEETING

3

2.11

PROXIES

3

2.12

LIST OF STOCKHOLDERS ENTITLED TO VOTE

3

2.13

INSPECTORS OF ELECTION

4

2.14

NOMINATIONS AND STOCKHOLDERS’ BUSINESS

4

ARTICLE III – DIRECTORS

5

3.1

POWERS

5

3.2

NUMBER OF DIRECTORS

5

3.3

ELECTION, QUALIFICATION AND TERM OF OFFICE OF

DIRECTORS

5

3.4

RESIGNATION AND VACANCIES

6

3.5

PLACE OF MEETINGS; MEETINGS BY TELEPHONE

6

3.6

REGULAR MEETINGS

6

3.7

SPECIAL MEETINGS; NOTICE

6

3.8

QUORUM

7

3.9

WAIVER OF NOTICE

7

3.10

BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

7

3.11

FEES AND COMPENSATION OF DIRECTORS

7

3.12

REMOVAL OF DIRECTORS

7

3.13

CONTRACTS

7

3.14

COMMITTEE

8

ARTICLE IV – OFFICERS

8

4.1

OFFICERS

8

4.2

ELECTION OF OFFICERS

8

4.3

REMOVAL AND RESIGNATION OF OFFICERS

8

4.4

VACANCIES IN OFFICES

8

4.5

CHAIRMAN OF THE BOARD

8

4.6

PRESIDENT

9

4.7

VICE PRESIDENT

9

4.8

SECRETARY

9

4.9

TREASURER

9

4.10

AUTHORITY AND DUTIES OF OFFICERS

10

ARTICLE V - INDEMNITY

10

5.1

INDEMNIFICATION OF DIRECTORS AND OFFICERS

10

5.2

INDEMNIFICATION OF OTHERS

10

5.3

INSURANCE

10

ARTICLE VI - GENERAL MATTERS

10

6.1

CHECKS

10

6.2

EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

10

6.3

STOCK CERTIFICATES;

11

6.4

DIVIDENDS

11

6.5

FISCAL YEAR

11

6.6

SEAL

11

ARTICLE VII – AMENDMENTS

11

ARTICLE VIII – DISSOLUTION

11

ii

AMENDED AND RESTATED

BYLAWS of

TOTAL NUTRACEUTICAL SOLUTIONS, INC.

(a Nevada Corporation)

ARTICLE I

CORPORATE OFFICES

1.1

REGISTERED AGENT

The corporation shall maintain a registered agent and registered address in Nevada in compliance with the General Corporation Law of Nevada.  The registered agent of the corporation is currently Ryan Edington at 4129 Galapagos Avenue, North Las Vegas, Nevada 89084.

1.2

OTHER OFFICES

The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1

PLACE OF MEETINGS, ANNUAL MEETING

Meetings of stockholders shall be held at any place, within or outside the State of Nevada, designated by the board of directors.  In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

The annual meeting of stockholders shall be held each calendar year on a date and at a time designated by the board of directors or as otherwise determined by the board of directors.

2.2

SPECIAL MEETING

A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

If a special meeting is requested by any person or persons other than the board of directors or the president or the chairman of the board, then the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The board of directors shall deter-mine the time and place of such special meeting, which shall be held not less than 15 or more than 120 days after the receipt of the request.  Upon determination of the time and the place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.3 of these bylaws. If the notice is not given within 61 days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph of this Section 2.2 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.3

NOTICE OF STOCKHOLDERS MEETINGS

All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action).  The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

2.4

MANNER OF GIVING NOTICE

Written notice of any meeting of stockholders shall be given either personally or by first class mail or by telegraphic or other written communication.  Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice.  If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located.  Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

2.5

QUORUM

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stock holders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.6

ADJOURN MEETING:  NOTICE

Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.  When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting, if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7

VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.10 of these bylaws, subject to the provisions of the General Corporation Law of Nevada (relating to voting rights of fiduciaries, pledgers and joint owners of stock and to voting trusts and other voting agreements).

Except as provided in the last paragraph of this Section 2.7, or as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

At a stockholders' meeting at which directors are to be elected, or at elections held under special circumstances, a stockholder shall not be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which such stockholder normally is entitled to cast).  All elections for directors of the corporation shall be decided by plurality vote.  All other questions shall be decided by majority vote.

2.8

WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Nevada or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.9

RECORD DATE

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

(i)

The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

(ii)

Unless the board of directors sets the record date, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.10

STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action that may taken at any annual or special of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Nevada if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written notice and written consent have been given as provided in the General Corporation Law of Nevada.

2.11

PROXIES

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, fax, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney in fact.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of Nevada.

2.12

LIST OF STOCKHOLDERS ENTITLED TO VOTE

The officer or agent in charge of the stock transfer books of the corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.13

INSPECTORS OF ELECTION

Before any meeting of stockholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment.  If no inspector of election is so appointed, then the chairman of the meeting may and on the request of any stockholder or a stockholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting.  The number of inspectors shall be either one or three (3).  If inspectors are appointed at a meeting pursuant to the request of one or more stockholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (l) or three (3) inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting  may, and upon the request of any stockholder or a stockholder's proxy, shall appoint a person to fill that vacancy.

Such inspectors shall:

(a)

determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

(b)

receive votes, ballots or consents;

(c)

hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)

count and tabulate all votes or consents;

(e)

determine when the polls shall close;

(f)

determine the result; and

(g)

do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

2.14

NOMINATIONS AND STOCKHOLDER BUSINESS

2.14(i)

  The proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made as set forth in subsection 2.14(ii).  Nominations by stockholders of persons for election to the board of directors of the corporation may be made at an annual meeting of the stockholders in compliance with subsection 2.14(iii) hereof.  In either case, to be timely, a stockholder’s notice shall be delivered to and received at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the secretary at the electronic mail address or facsimile number, as the case may be, specified in the corporation’s most recent proxy statement)  not less than 120 days prior to the anniversary date of the prior year’s annual meeting.   Notwithstanding this 120-day notice requirement, to be timely for the purposes of an annual meeting, the stockholder’s notice shall be delivered to and received at the principal executive offices of the corporation (if delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the secretary at the electronic mail address or facsimile number, as the case may be, specified in the corporation’s most recent proxy statement) not later than the close of business at least 45 days before the date on which the corporation first mailed the proxy materials for the prior year’s annual meeting of shareholders.

2.14 (ii)

A stockholder’s notice, in compliance with subsection 2.14(i) concerning a proposal of other business to be considered at an annual meeting of stockholders,  to the secretary shall set forth (a) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal was made, (i) their name and record address and (ii) the class and number of shares of capital stock of the corporation which is beneficially owned by each of them, (b) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder giving such notice and the beneficial owner, if any, on whose behalf the proposal is made, and (c) any other information that is required to be provided by the stockholder pursuant to the rules and regulations then in effect governing the solicitation of proxies under the Securities Exchange Act (the “Exchange Act”) in his or her capacity as a proponent of a stockholder proposal, regardless of whether the corporation shall at such time be subject to the proxy solicitation rules of the Exchange Act.  For a stockholder proposal to be properly presented at the meeting, in addition to providing the corporation notice as described above, the stockholder also must have delivered a proxy statement and form of proxy to each stockholder holding a sufficient number of shares to carry such proposal.

2.14 (iii)

Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors and only pursuant to the corporation’s notice of the meeting.   Nominations of persons for election to the board of directors of the corporation may also be made at such meeting by any stockholder of the corporation entitled to vote for the election of directors who complies with the notice procedures set forth in subsection 2.14(i). Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to a timely notice in writing to the secretary of the corporation.  The stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations promulgated under the Exchange Act; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.  No person shall be eligible for election as a director by the stockholders of the corporation unless nominated in accordance with the procedures set forth herein.

2.14 (iv)  Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14. Nothing in this Section 2.14, shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

DIRECTORS

3.1

POWERS

Subject to the provisions of the General Corporation Law of Nevada and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2

NUMBER OF DIRECTORS

The number of directors of the corporation shall be a minimum of not less than  one (1) and not more than  nine (9).  This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to these bylaws adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors.  No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

3.3

ELECTION QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.  Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed.  Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

Elections of directors need not be by written ballot.

3.4

RESIGNATION AND VACANCIES

Any director may resign at any time upon written notice to the corporation.  When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office (even if less than a quorum), including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court for a decree summarily ordering  an election as provided in the General Corporation Law of Nevada.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of the General Corporation Laws of Nevada as far as applicable.

3.5

PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Nevada.  Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6

REGULAR MEETINGS

Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.   The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  As an alternative, each director listed in the Articles of Incorporation can execute a Consent of Directors in Lieu of an Organizational Meeting.  In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

3.7

SPECIAL MEETINGS; NOTICE

The chairman of the board, the president, any vice president, the secretary or any director may call special meetings of the board of directors for any purpose or purposes at any time.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first class mail, charges prepaid, by fax or by email, addressed to each director at that director's address as it is shown on the records of the corporation.  If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting.  If the notice is delivered personally or by telephone,  by fax, or by email, it shall be delivered personally, by telephone, fax or email at least forty eight (48) hours before the time of the holding of the meeting.  Any oral notice given personally, by telephone, fax or email may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.  The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

3.8

QUORUM

At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9

WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the General Corporation Law of Nevada or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.10

BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.11

FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.12

REMOVAL OF DIRECTORS

Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that, so long as stockholders of the corporation are entitled to cumulative voting, if less that the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election  of the entire board of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

3.13

CONTRACTS

No contract or other transaction between this corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that one or more directors of this corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporations, provided that such facts or disclosed or made known to the board of directors, prior to their authorizing such transaction.  Any director may be a party to or may be interested in any contract or transaction of this corporation, and no directors shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the board of directors prior to their authorization of such contract or transaction, and provided that the board of directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at such action is taken.  Such director or directors may be counted in determining the presence of a quorum at such meeting.  This section shall not be construed to impair, invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

3.14

COMMITTEES

The board of directors, by resolution adopted by a majority of the entire board, may from time to time designate from among its members an executive committee and such other committees, and alternative members thereof, as they may deem desirable, with such powers and authority (to the extent permitted by law) as may be provided in such resolution.  Each such committee shall serve at the pleasure of the board of directors.  who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

ARTICLE IV

OFFICERS

4.1

OFFICERS

The officers of the corporation shall be a president, one or more vice presidents (if needed), a secretary, and a treasurer (if needed).  The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more assistant vice presidents, assistant secretaries, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.  The same person may hold any number of offices.

4.2

ELECTION OF OFFICERS

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

4.3

REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

4.4

VACANCIES IN OFFICES

The board of directors shall fill any vacancy occurring in any office of the corporation.

4.5

CHAIRMAN OF THE BOARD

The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

4.6

PRESIDENT

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and the board of directors or these bylaws may prescribe duties as.

4.7

VICE PRESIDENT

In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

4.8

SECRETARY

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

4.9

TREASURER

The treasurer, if any shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

4.10

AUTHORITY AND DUTIES OF OFFICERS

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

ARTICLE V

INDEMNITY

5.1

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Nevada, indemnify each of  its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation except in cases where the officer or director is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties.  For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person  (i) who is or was a director or officer of the corporation, or (ii) who was a director or officer of a corporation which was a predecessor corporation of the corporation.

5.2

INDEMNIFICATION OF OTHERS

The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Nevada, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person  is or was an agent of the corporation except in cases where the employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties.  For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, or (ii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation.

5.3

INSURANCE

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Nevada.

ARTICLE VI

GENERAL MATTERS

6.1

CHECKS

From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

6.2

EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

The board of directors, except as otherwise provided in these by-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.  This does not include contracts necessary to conduct day to day operations.

6.3

STOCK CERTIFICATES

Certificates representing shares of the corporation shall be in form designated by the directors.  Such certificates shall be signed by the President and Secretary.  All certificates for shares shall be consecutively numbered.  The name and address of the stockholder, the number of shares, and date of issue, shall be entered upon the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall canceled and no new certificates shall be issued until, the former certificate for a like number of shares has been surrendered and canceled.

6.4

DIVIDENDS

The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Nevada.  Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

6.5

FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st day of January in each year and end on the 31st day of December.  The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

6.6

SEAL

The corporation shall have power to have a corporate seal, which shall be adopted and which may be altered by the board of directors, and the corporation may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VII

AMENDMENTS

Alterations or amendments of these bylaws may be made by an affirmative vote of at least fifty one percent of the stockholders in any duly called special or regular meeting or by a majority of the board of directors at any duly called regular or special meeting.

ARTICLE VIII

DISSOLUTION

If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

At the meeting of stockholders a vote shall be taken for and against the proposed dissolution.  If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of the General Corporation Laws of Nevada and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with the General Corporation Laws of Nevada. Upon such certificate's becoming effective in accordance with the General Corporation Laws of Nevada, the corporation shall be dissolved.

Whenever all the stockholders entitled to vote on dissolution consent in writing, either in person or by duly authorized attorney, to dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with the General Corporation Law of Nevada.  Upon such consent's becoming effective in accordance with the General Corporation Laws of Nevada, the corporation shall be dissolved.  .

CERTIFICATE OF ADOPTION OF

AMENDED AND RESTATED BYLAWS

OF

TOTAL NUTRACEUTICAL SOLUTIONS, INC.

(a Nevada Corporation)

Adoption by the Board of Directors

The undersigned, appointed, pursuant a resolution by the Board of Directors hereby adopts the foregoing bylaws, comprising eleven (11) pages, as the Bylaws of the corporation.

Executed this 17th day of September, 2010.

/s/ Marvin S. Hausman, M.D.

Marvin S. Hausman, M.D.

President, CEO and Chairman